UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Salarius Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED APRIL 15, 2022
[●], 2022
Dear Fellow Shareholders:
2022 is a year of optimism with anticipated interim clinical data from our company sponsored sarcoma trial, interim clinical data from the investigator initiated clinical trial in hematologic cancers and the initial preclinical data from our recently acquired protein degradation program.
In January 2022, we acquired a portfolio of assets from DeuteRx LLC which included the drug candidate SP-3164, a related IP portfolio, and the opportunity to develop additional cancer-fighting assets. This acquisition formed the basis of our new cancer drug development program focused on targeted protein degradation (TPD), a fast-growing field of drug research. Based on the abundance of research data collected around the SP-3164 predecessor, avadomide, it is our belief that SP-3164 can be an effective and safe cancer treatment in the TPD market. We expect to file an IND and initiate a clinical trial in 2023.
With this one transaction, Salarius is now pursuing multiple drug development programs built around two exciting approaches to cancer drug development – protein inhibition and protein degradation.
During the past 12 months, we also achieved other important milestones. We strengthened our capital position, completed the dose-escalation stage of a clinical trial investigating seclidemstat in Ewing sarcoma, added two additional patient treatment groups to our sarcoma trial, and activated an investigator-initiated clinical trial at MD Anderson Cancer Center in two aggressive forms of hematologic cancers. We look forward to providing updates on our sarcoma clinical trial and the hematologic trial later this year. Again, we are optimistic about the future.
On June 15, 2022, Salarius will hold its 2022 Annual Meeting of Stockholders. We want shareholders to vote on several proposals, including the authorization of a reverse stock split. We are seeking stockholder approval of the reverse stock split primarily to increase the price of our common stock to meet Nasdaq’s minimum share price criteria for continued listing on the exchange and to attract institutional investors – both important shareholder objectives.
It is important to understand that a reverse stock split authorization requires approval by 50% of the outstanding common shares, so every single vote matters. No matter how many shares you hold, we need you to vote. It is also important to understand that we only intend to affect a reverse split if we believe it is in the best interest of you, our stockholders.

The board of directors and management of Salarius Pharmaceuticals, Inc. look forward to your attendance at the Annual Meeting.

Sincerely,

PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED APRIL 15, 2022
SALARIUS PHARMACEUTICALS, INC.

2450 Holcombe Blvd.
Suite X
Houston, TX 77021
(832) 834-6992

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 15, 2022
To Our Stockholders:
NOTICE IS HEREBY GIVEN that Salarius Pharmaceuticals, Inc. will hold its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) at 10:00 a.m., Central Time, on Wednesday, June 15, 2022. This year’s Annual Meeting will be a virtual meeting via live webcast on the Internet. You will not be able to attend the Annual Meeting in person. Instead, you will be able to attend the Annual Meeting by visiting http://www.web.viewproxy.com/slrx/2022. The items of business for the meeting are to:
1.elect two Class I directors, Arnold Hanish and William McVicar and, to serve until the 2025 annual meeting of stockholders or until their respective successors are duly elected and qualified;
2.to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our common stock;
3.approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in the attached Proxy Statement;
4.ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
5.transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.
The Company’s Board of Directors recommends that stockholders vote FOR ALL on Proposal No. 1 and FOR Proposal Nos. 2, 3 and 4.
The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://www.web.viewproxy.com/slrx/2022 by 11:59 PM CT on June 13, 2022. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions prior to and during the meeting by visiting: http://www.web.viewproxy.com/slrx/2022. To vote at the meeting, you must have your control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail.

Only stockholders of record at the close of business on April 26, 2022 are entitled to notice of, and to vote while attending the Annual Meeting on the Internet. For 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office at 2450 Holcombe Blvd., Suite X, Houston, TX 77021.
Important notice regarding the availability of proxy materials for the Annual Meeting to be held on June 15, 2022. Our Proxy Statement for the Annual Meeting and Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.SalariusPharma.com.
The accompanying proxy statement includes further details with respect to the proposals to be considered at the Annual Meeting. This notice of Annual Meeting and the accompanying proxy statement contain important information and should be read in their entirety. If you are in doubt as to how you should vote at the Annual Meeting, you should seek advice from your legal counsel, accountant or other professional adviser prior to voting.

By the Order of the Board of Directors,
/s/ David J. Arthur
David J. Arthur President and Chief Executive Officer
Houston, Texas
[●], 2022

TABLE OF CONTENTS

PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED APRIL 15, 2022

SALARIUS PHARMACEUTICALS, INC.
PROXY STATEMENT
INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of Salarius Pharmaceuticals, Inc., a Delaware corporation, of your proxy to vote at our 2022 Annual Meeting of Stockholders and any adjournments or postponements thereof (the “Annual Meeting”). Our Annual Meeting will be held at 10:00 a.m., Central Time, on Wednesday, June 15, 2022 via live webcast by first registering at http://www.web.viewproxy.com/slrx/2022.
As used in this Proxy Statement, references to “we,” “us,” “our,” “Salarius” and the “Company” refer to Salarius Pharmaceuticals, Inc. and our consolidated subsidiaries. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Q:    Why am I receiving these materials?
A:    Our board of directors (the “Board of Directors” or the “Board”) is soliciting your proxy to vote at our Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting via the webcast to vote on the proposals described in the Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or through the Internet.
We intend to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about [●], 2022 to all stockholders of record entitled to vote at the Annual Meeting.
Q:    Why did I receive a notice regarding the availability of proxy materials on the Internet?
A:    Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice because the Board is soliciting your vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice and may request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
Q:    Will I receive any other proxy materials by mail?
A:    We may send you a proxy card, along with a second Notice, on or after [●], 2022. In addition, if you wish, we will send you paper copies of our proxy materials, including a proxy card. Instructions on how to request paper copies of the proxy materials can be found in the Notice.
Q:    How can I attend the Annual Meeting?

A:    The Annual Meeting will be a virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on April 26, 2022 (the “Record Date”), or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.
The online meeting will begin promptly at 10:00 a.m., Central Time, on June 15, 2022. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by webcast by first registering at http://www.web.viewproxy.com/slrx/2022 and using your password to enter the meeting. We encourage you to access the meeting prior to the start time leaving ample time for the check in. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the close of business on the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership to attend the Annual Meeting. If you do not comply with the procedures outlined above, you will not be admitted to the Annual Meeting. Further, as described below, if you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.
Q:    Who can vote at the Annual Meeting?
A:    Only stockholders of record at the close of business on the Record Date, April 26, 2022, will be entitled to vote at the Annual Meeting. On the Record Date, there were [●] shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting, via the Internet, by mail, or by telephone as described below. Giving a proxy will not affect your right to vote during the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy mailed to you or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Stockholders holding shares through a bank or broker should follow the instructions on the voting instruction card received from the bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.
Q:    What am I voting on?
A:    There are four matters scheduled for a vote:
1.the election of two Class I directors – Arnold Hanish and William McVicar;

2.to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our common stock;
3.the approval, on a non-binding advisory basis, of the compensation paid by us to our named executive officers as disclosed in this Proxy Statement; and
4.the ratification of the selection, by the audit committee of the board, of Ernst & Young LLP as the independence auditors of the Company for its fiscal year ending December 31, 2022.
Q:    What are the Board’s recommendations?
A:    Our board of directors recommends that you vote:

•“FOR” election of each of the nominees for Class I director;
•“FOR” the amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our common stock;
•“FOR” the approval, on a non-binding advisory basis, of the compensation paid by us to our named executive officers as disclosed in this Proxy Statement; and
•"FOR" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
Q:    What if another matter is properly brought before the meeting?
A:    The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Q:    How do I vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote during the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at that time even if you have already voted by proxy.
•Voting via the Internet. To vote through the Internet, go to http://www.fcrvote.com/slrx to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 14, 2022. We encourage you to vote via the Internet.
•Voting by mail. To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•Voting by telephone. To vote over the telephone, dial toll-free 1-866-402-3905, using a touch-tone telephone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 14, 2022 to be counted.
•Voting at the Annual Meeting. To vote at the Annual Meeting, you must join live online using the unique join link provided after registration. The webcast will start at 10:00 a.m., Central Time, with log-in beginning at 9:45 a.m., Central Time. You may vote and submit questions while attending the meeting online. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to vote during the meeting. If you hold shares through a bank or broker, you must obtain a legal proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent and vote in accordance with the procedures described above. Follow the instructions from your broker or bank or contact your broker or bank to request a proxy form.
We provide telephone and Internet proxy voting to allow you to vote your shares telephonically or online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your telephone or Internet access, such as usage charges from Internet access providers and telephone companies.
Q:    How many votes do I have?
A:    On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.
Q:    What happens if I do not vote?
A:    Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet, or at during the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares held in “street name” and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be “routine” under the rules of the New York Stock Exchange (also applicable to companies listed on the Nasdaq Capital Market (“Nasdaq”)). Brokers and nominees can use their discretion to vote “uninstructed” shares only with respect to matters that are considered to be “routine.” They may not vote your shares with respect to matters that are considered “non-routine” and for these matters your shares will be left unvoted. ”Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), approval of equity incentive plans, and certain corporate governance proposals, even if management-supported. Only Proposal 4 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter under applicable Nasdaq rules. Proposals 1 (election of directors), Proposal 2 (approving the amendment to our Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-30, to be determined at the discretion of our Board of Directors), and Proposal 3 (advisory vote on the approval of named executive officer compensation) are each considered a “non-routine” item for which brokers and nominees do not have discretionary voting power. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum. However, as brokers do not have discretionary authority to vote on Proposals 1, 2 and 3, broker non-votes will not be counted for the purpose of determining the number of votes entitled to vote such Proposals. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2 or 3 without your instructions but may vote your shares on Proposal 4.
If you are a beneficial owner of shares held in “street name” you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from such organization in order to ensure your shares are voted in the way you would prefer.
Q:    What if I return a proxy card or otherwise vote but do not make specific choices?
A:    If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the nominees for director, “FOR” the approval of an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our common stock, “FOR” the approval, on a non-binding advisory basis, of the named executive officer compensation. “FOR” the ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2022. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Q:    Who am I being asked to appoint as proxy holders and what does it mean?
A:    Our Board asks you to appoint our President, Chief Executive Officer and director, David J. Arthur and our Executive Vice President of Finance and Chief Financial Officer, Mark J. Rosenblum, as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting the enclosed proxy card or by using one of the voting methods described below.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by our Board.
Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by our Board at the time this Proxy Statement was printed and which, under our amended and restated bylaws (“Bylaws”), may be properly presented for action at the Annual Meeting.
Q:    Who is paying for this proxy solicitation?
A:    We will pay the entire cost of the solicitation of proxies for the Annual Meeting. This includes preparation, assembly, printing, and mailing of the Notice, this Proxy Statement and any other information we send to stockholders. We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $200,000 in the aggregate. In addition, we may supplement our efforts to solicit your proxy in the following ways:
•We may contact you using the telephone or electronic communication;

•Our directors, officers or other regular employees may contact you personally; and

•Alliance Advisors, LLC or any other third parties we may hire as agents for the sole purpose of contacting you regarding your proxy, may contact you.
Q:    What does it mean if I receive more than one Notice?
A:    If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Q:    I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:    We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Salarius Pharmaceuticals, Inc.
Attention: Investor Relations
2450 Holcombe Blvd
Suite X
Houston, TX 77021
(832) 834-6992

Street name stockholders may contact their broker, bank, or other nominee to request information about householding.
Q:    Can I change or revoke my vote after submitting my proxy?
A:    Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit a properly completed proxy card with a later date.

•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written notice that you are revoking your proxy to our Secretary.
•You may attend the Annual Meeting via the live webcast and vote. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
We count your most current proxy card or telephone or Internet proxy.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
Stockholders holding shares through a bank or broker should follow the instructions for revocation received from the bank or broker.
Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter.
Q:    How are Abstentions, Withheld and Broker Non-Votes counted?
A:    For Proposal 1, the election of directors, you may vote “FOR” the Class I nominees or your vote may be “WITHHELD” with respect to any or all of the nominees. “WITHHELD” votes will not affect the outcome. Broker non-votes will have no effect.
For Proposal 2, the approval of an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our common stock, you may vote “FOR”, vote “AGAINST” or “ABSTAIN.” An abstention or Broker non-vote has the same effect as a vote “AGAINST” Proposal 2.
For Proposal 3, the approval, on a non-binding advisory basis, of the compensation of our named executive officers, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” An abstention has the same effect as a vote “AGAINST” Proposal 3. Broker non-votes will have no effect.
For Proposal 4, the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022, you may vote "FOR", vote "AGAINST" or "ABSTAIN". An abstention has the same effect as a vote "AGAINST" Proposal 4. Broker non-votes will have no effect.

Q:    How many votes are needed to approve each proposal?
A:
•For Proposal 1, the election of the directors, the nominees receiving “FOR” votes from the holders of a majority of the voting power of shares present and entitled to vote at the meeting or represented by proxy will be elected. Further, if the majority of the votes cast for a director are marked “AGAINST” or “WITHHELD” then notwithstanding the valid election of such director, such director will voluntarily tender his or her resignation for consideration by our nominating and corporate governance committee. Our Board will determine whether to accept the resignation of such director, taking into account the recommendation of the nominating and corporate governance committee.

•For Proposal 2, the approval of an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our common stock, the affirmative vote of holders of a majority of outstanding shares is required for the approval of the reverse stock split. Abstentions and broker non-votes, if any, will have the same effect as votes against the matter.
•Proposal 3, the approval, on a non-binding advisory basis, of the compensation of our named executive officers, requires the affirmative “FOR” vote of the holders of a majority of the voting power of shares present and entitled to vote at the meeting or represented by proxy.
•Proposal 4, the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022, requires the affirmative "FOR" vote of the holders of a majority of the voting power of shares present and entitled to vote at the meeting or represented by proxy.

•All other matters submitted for stockholder approval require the affirmative vote of the majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote.
Q:    What is the quorum requirement?
A:    A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least 34% of the outstanding shares entitled to vote that are present at the meeting or represented by proxy. As of the close of business on the Record Date, there were [●] shares outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote by telephone, over the Internet or at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum either the chairman of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
Q:    How can I find out the results of the voting at the Annual Meeting?
A:    Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Q:    Who can help answer my other questions?
A:    If you have more questions about the proposals or voting, you should contact Alliance Advisors, LLC who is assisting us with the proxy solicitation.
The Solicitation Agent for the Annual Meeting is:
Alliance Advisors, LLC
200 Broadacres Drive, 3rd Fl.
Bloomfield, NJ 07003
Tel: (973) 873-7700

Important
Please promptly vote by telephone or the Internet, or by following the instructions provided by your bank, broker or nominee, so that your shares can be represented at the Annual Meeting. This will not limit your rights to attend or vote at www.web.viewproxy.com/SLRX/2022 during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other agent and you wish to vote during the meeting, you must obtain a proxy issued in your name from that record holder.

DIRECTORS AND EXECUTIVE OFFICERS
Directors
Our Board consists of seven (7) directors which are divided into three classes: Class I, Class II, and Class III. Each class has a three-year term:
•Our Class I directors are Arnold C. Hanish and William K. McVicar and their terms will expire at the Annual Meeting.
•Our Class II directors are David J. Arthur, Bruce J. McCreedy, and Jonathan Lieber and their terms will expire at the annual meeting to be held in 2023.
•Our Class III directors are Tess Burleson and Paul Lammers and their terms will expire at the annual meeting to be held in 2024.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company. Our directors may be removed for cause by the affirmative vote of the holders of at least two-thirds of our voting stock.
The following table sets forth the name, age and committee appointments of each of our current directors as of March 31, 2022:

Name	Age	Position
David J. Arthur	59	President, Chief Executive Officer cer and Director
William K. McVicar	64	Chair
Tess Burleson(1)(2)(3)	55	Director
Arnold C. Hanish(1)(3)	74	Director
Paul Lammers(2)(3)	64	Director
Jonathan Lieber(1)(2)	52	Director
Bruce J. McCreedy	62	Director

(1)    Member of the audit committee.
(2)    Member of the nominating and corporate governance committee.
(3)    Member of the compensation committee.
The names of the nominees and certain biographical information about each current director, including a description of his or her business experience, qualifications, education and skills that led our Board to conclude that such individual should serve as a member of our Board, are set forth below:
Nominees for Election at the Annual Meeting for a Three-Year Term
Arnold Hanish
Arnold C. Hanish. Mr. Hanish has served as a member of the Board since July 2019. Mr. Hanish served in various management roles at Eli Lilly and Company, a pharmaceutical company, including Vice President and Chief

Accounting Officer. Prior to Eli Lilly and Company, Mr. Hanish held numerous positions at Arthur Young & Company (currently Ernst & Young) from 1970-1984, including being the Director of Tax in the Indianapolis office from 1979-1984. Mr. Hanish currently serves as a member of the Deloitte and Touche’s LLP, a professional services company, Audit Quality Review Council. In addition, Since September 2012, Mr. Hanish has served on the Board of Directors of Omeros Corporation (Nasdaq:OMER), a biopharmaceutical company , and Chairs their Audit Committee. From 2007 to 2010, Mr. Hanish served as the Chairperson of the Financial Executives International Committee on Corporate Reporting and was on their SEC and PCAOB subcommittees. In 2016, Mr. Hanish was inducted into the Financial Executives International Hall of Fame. From 2004 to 2008 and again in 2011 and 2012, Mr. Hanish was a member of the Standing Advisory Group of the PCAOB, a nonprofit audit oversight organization. Since 2010, Mr. Hanish has served on the Dean of the College of Businesses, Business Advisory Council and recently received the Distinguished Service Award from the college of business at the University of Cincinnati. Mr. Hanish earned a B.B.A. in Accounting from the University of Cincinnati and is a licensed CPA in Indiana and Ohio.
Our Board believes that Mr. Hanish is qualified to serve on its board of directors as a result of his experience in the pharmaceutical industry, as well as deep experience in accounting and public company financial matters.
William McVicar.
William K. McVicar. PhD. Dr. McVicar has served as a member of the Board since the completion of the Merger in July 2019. Prior to completion of the Merger, Dr. McVicar served as a member of the board of directors of Flex Pharma since August 2017, and served as its chief executive officer from July 2017 to July 2019. Dr. McVicar joined Flex Pharma in April 2017 as President of Research & Development. Prior to joining Flex Pharma, Dr. McVicar served as executive vice president of pharmaceutical development, chief scientific officer and president during his tenure at Inotek Pharmaceuticals Corporation from September 2007 to April 2017. Dr. McVicar also held various positions at Sepracor, Inc, Novartis AG and RPR Gencell, the Gene and Cell Therapy Division of Rhone Poulenc Rorer. Dr. McVicar earned his B.S. in Chemistry from the State University of New York College at Oneonta and his Ph.D. in Chemistry from the University of Vermont.
Our Board believes that Dr. McVicar is qualified to sit on its board of directors due to his over 30 years of biologic and drug development experience and his experience as a senior executive.
Directors Continuing in Office Until the 2023 Annual Meeting
David J. Arthur. Mr. Arthur has served as our Chief Executive Officer and a director since July 2019 and as the Chief Executive Officer of our predecessor since November 2015 and as a manager of our predecessor's board of managers since January 2017. From January 2012 to October 2015, Mr. Arthur served as managing director of Dacon Pharma, LLC, a life science focused strategy, planning and evaluation company. From 1990 to 2010, Mr. Arthur served in a number of executive roles at Eli Lilly and Company and from 2010 to 2011 served in executive roles with Boehringer Ingelheim GmbH. Mr. Arthur earned a B.S. in Chemical Engineering from North Carolina State University and an M.B.A. from the Duke University Fuqua School of Business.
Our Board believes that Mr. Arthur’s experience as the Chief Executive Officer of our predecessor, and his past experience as a life sciences executive and as a committee chairman and member on the executive committees of a variety of major pharmaceutical alliances, including Eli Lilly/BioMS, Eli Lilly/Amylin and Boehringer Ingelheim/Eli Lilly qualify him to serve on our Board.

Jonathan Lieber. Mr. Lieber has served as a member of the Board since June 2020.  Since September 2021, he has served as Chief Financial Officer of Applied Genetic Technologies Corporation (Nasdaq: AGTC), a clinical stage biotechnology company focused on the development and commercialization of adeno-associated virus (AAV)-based gene therapies for the treatment of rare and debilitating diseases.  From December 2018 through September 2021, Mr. Lieber served as a Managing Director of Danforth Advisors LLC, a firm that provides strategic CFO advisory and outsourced accounting services to healthcare companies. In that capacity, he served as interim CFO for several private and public healthcare companies. From July 2015 through September 2019, Mr. Lieber was Chief Financial Officer of Histogenics Corporation (NASDAQ: HSGX) a cell therapy company developing products for the orthopedics market. Prior to Histogenics, Mr. Lieber was Senior Vice President and Chief Financial Officer of Metamark Genetics, Inc., a privately held, urology-focused, molecular diagnostics company, from January 2014 to June 2015. From September 2012 to September 2013, Mr. Lieber served as the Chief Financial Officer and Treasurer of Repligen Corporation, a manufacturer and supplier of high-value consumables to the life sciences industry. From June 2009 to until its acquisition by GE Healthcare in May 2012, Mr. Lieber served as Chief Financial Officer and Treasurer of Xcellerex, Inc. a privately held company engaged in the manufacture and sale of capital equipment and related consumables to the biopharmaceutical industry. Mr. Lieber received an M.B.A. in finance from the Stern School of Business of New York University and a B.S. in business administration from Boston University.
Salarius believes that Mr. Lieber is qualified to serve on the Board of Directors due to his experience in the healthcare industry, which will enable him to contribute important strategic insights to the Company.
Bruce J. McCreedy. PhD. Dr. McCreedy has served as a member the Board since July 2019 and has served as the CSO of Myeloid Therapeutics, Inc. since April of 2021. Dr. McCreedy served as Salarius' interim Chief Science Officer from January 202 through March 30, 2021 and was the Senior Vice President of Cell Therapy at Precision Biosciences, Inc. from 2015 to 2020. Prior to his position at Precision Biosciences, Dr. McCreedy served as the Executive Vice President of Research and Development and Chief Development Officer of Neximmune, Inc., a biotechnology company, from April 2011 to August 2015, and the Managing Partner of PharmaNav, LLC, a biotechnology company, from 2008 to 2011. From 2006 to 2008, Dr. McCreedy served as Vice President of Strategic and Clinical Development at Metabolon, Inc., a metabolomics company and from 2002 to 2006 served as the President, Chief Executive Officer and a Director for Fulcrum Pharma Developments, Inc., a drug development company (acquired by Icon plc). Prior to 2002, Dr. McCreedy has also served as Vice President at Triangle Pharmaceuticals, Inc., a pharmaceutical company (acquired by Gilead Sciences, Inc.), CEO of Therapyedge, Inc., a healthcare and information services company (acquired by Advanced Biological Laboratories S.A.), and Associate Vice President of Laboratory Corporation of America Holdings, a clinical laboratory network, and Roche Biomedical Laboratories, Inc., a drug development company. Dr. McCreedy earned a B.S. in Medical Microbiology from Wake Forest University and a Ph.D. in Microbiology and Immunology from Wake Forest University School of Medicine.
Our Board believes that Dr. McCreedy is qualified to serve on the Board of Directors due to deep experience in the biotechnology industry, which will enable him to contribute important strategic insights to the Company.
Directors Continuing in Office for a Three-Year Term Until the 2024 Annual Meeting
Tess Burleson. Ms. Burleson has served as a member of the Board since July 2019. Ms. Burleson has served as the chief operating officer of TGen, a Medical R&D organization, since 2007, and has served as the president of TGen Health Ventures, LLC a venture capital company, since 2009. She also serves as an advisor to bankers and investors in the life sciences industry. Prior to joining TGen, Ms. Burleson served as the chief financial officer at Lovelace

Health System enterprises from 1997 to 2007, president at Lovelace Scientific Resources from 1993 to 1997, and as a senior associate at KPMG from 1990 to 1993. Ms. Burleson earned a B.B.A from Robert O. Anderson school of Business at University of New Mexico and her M.B.A. from the Anderson Graduate School of Management at University of New Mexico.
Salarius believes that Ms. Burleson is qualified to serve on its board of directors as a result of her extensive operational experience in the biotechnology industry and experience in financial and accounting matters.
Paul Lammers, MD, MSc. Dr. Lammers. joined Triumvira Immunologics as President and CEO in January 2018, and for which he raised well over $ 100 million to date. Before Triumvira, Dr. Lammers served as President & CEO at Mirna Therapeutics, for which company he raised $160 million through venture capital and Federal and State government funding, as well as a public listing (MRNA) on NASDAQ. Previously, he served as Chief Medical Officer and Head of US Product Development for EMD Serono. During his early industry tenure, Dr. Lammers also held various executive/senior management positions in clinical development, medical and regulatory affairs, at different pharmaceutical companies, as well as at small public and privately held biotech companies. Dr. Lammers serves as Lead Independent Director for publicly traded oncology company, Salarius Pharmaceuticals, and as Director for private oncology biotech company, Immunomet. Dr. Lammers obtained both his Master of Science in Biology, and his Medical Degree from Radboud University, Nijmegen, The Netherlands.
Our Board believes that Dr. Lammers is qualified to serve on its board of directors and serve as its lead independent director as a result of his extensive experience in the pharmaceutical industry and deep understanding of oncology drugs.
Board Diversity Matrix
The demographic makeup of our Board, as disclosed by the Board members themselves, is as follows as of April 15, 2022:

Total Number of Directors	7
	Female	Male
Part I: Gender Identity
Directors (#)	1	6
Part II: Demographic Background
White (#)		6
Two or More Races or Ethnicities (#)	1

Executive Officers
The following table shows information about our executive officers, current directors as of March 31, 2021:

Name	Age	Position
David J. Arthur	59	President, Chief Executive Officer and Director
Mark J. Rosenblum	68	Executive Vice President of Finance and Chief Financial Officer

The following presents biographical information for each of our executive officers in the table above, other than for Mr. Arthur, whose information is presented above.
Mark J. Rosenblum. Mr. Rosenblum has served as our Executive Vice President Finance and Chief Financial Officer since September 2019. Prior to September 2019, Mr. Rosenblum served as a financial consultant to us since February 2019. Prior to joining us, Mr. Rosenblum served as chairman, chief executive officer and a director of ActiveCare, Inc. (Nasdaq: ACAR), a healthcare company, from December 2017 to March 2019, which was sold to Biotelemetry, Inc (now Royal Philips (NYSE: PHG). Mr. Rosenblum worked as a financial consultant for various companies from 2014 to 2017. Prior to that, Mr. Rosenblum served as the chief financial officer of Advaxis, Inc. (Nasdaq: ADXS), a biotechnology company, from January 2010 to April 2014. From 1985 through 2003, Mr. Rosenblum was employed by Wellman, Inc., a global public chemical manufacturer, which was subsequently acquired by DAK Americas, serving in various capacities including chief accounting officer. Mr. Rosenblum holds both a Masters in Accountancy and a B.S. degree in Accounting from the University of South Carolina. Mr. Rosenblum began his career in 1977 with Haskins & Sells, CPA (currently known as Deloitte), was a licensed Certified Public Accountant for over 30 years, and is currently a member of the American Institute of Certified Public Accountants.

CORPORATE GOVERNANCE
Board of Directors
Our business and affairs are organized under the direction of the Board, which currently consists of seven members. Dr. McVicar currently serves as the Chair of our Board and Dr. Lammers serves as the Board’s lead independent director. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling, and direction to our management. Our Board meets on a regular basis and additionally as required.
Director Independence
The Nasdaq Listing Rules generally require that a majority of the members of a listed company’s board of directors must qualify as “independent” as affirmatively determined by its board of directors. The Board of Directors consults with the Company’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director and director nominee. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that four of our current directors, including Ms. Burleson, Mr. Hanish, Dr. Lammers, and Mr. Lieber, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements of the Nasdaq Listing Rules. Following the Annual Meeting, if our Class I director nominees are elected, four of our seven directors will be deemed to be independent under the applicable rules and regulations of the SEC and listing requirements of Nasdaq.
Our Board of Directors has determined that Mr. Arthur, by virtue of his position as our Chief Executive Officer, Dr. McVicar, by virtue of his position as Chief Executive Officer of Flex Pharma, Inc., and Dr. McCreedy, by virtue of this service as our interim Chief Scientific Officer, are not independent under the applicable rules and regulations of the SEC and Nasdaq Listing Rules. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Leadership Structure
Our Bylaws provide that if a chair of the Board of Directors is appointed, they will preside at all meetings of the Board of Directors at which they are present. Currently, the position of chair of our Board of Directors is filled by Dr. McVicar.
Additionally, we currently have a lead independent director whose responsibilities include to preside over periodic meetings of our independent directors and perform such additional duties as the Board of Directors may otherwise determine and delegate. We believe that the lead independent director can help ensure the effective independent functioning of the Board of Directors in its oversight responsibilities.

The Board of Directors periodically reviews its leadership structure and developments in the area of corporate governance to ensure that this approach continues to strike the appropriate balance for the Company and our stockholders.
Role of our Board of Directors in Risk Oversight
One of the key functions of the Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee also assesses and monitors whether our compensation plans, policies, and programs comply with applicable legal and regulatory requirements.
Committees of the Board
Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Our Board has adopted a charter for each of these committees, each of which complies with the applicable requirements of current Nasdaq rules. We intend to comply with future requirements to the extent they are applicable to us. Copies of the charters for each committee are available on the investor relations portion of our website at http://investors.salariuspharma.com/corporate-governance/highlights.
Audit Committee
The audit committee currently consists of Ms. Burleson, Mr. Hanish, and Mr. Lieber. Mr. Hanish serves as the chair of our audit committee. The Board of Directors has determined that each of the members of the audit committee satisfies Nasdaq and SEC independence requirements. The Board of Directors has determined that Mr. Hanish qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, the Board of Directors has considered Mr. Hanish’s business background and previous experience. Both our independent registered public accounting firm and management periodically meet with the Audit Committee.
The functions of this committee include, among other things:
•selecting, on behalf of the Board of Directors, an independent public accounting firm to audit our financial statements;
•reviewing our financial reporting processes and disclosure controls;
•discussing with the independent auditors their independence, reviews and discusses our audited financial statements with the independent auditors and management;
•recommending to the Board of Directors whether the audited financials should be included our annual reports to be filed with the SEC;

•overseeing management’s identification, evaluation, and mitigation of major risks to the Company;
•reviewing and considering “related person transactions” under our Related Person Transaction Policy; and
•reviewing any proposed waiver of our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers and making recommendations to the Board of Directors with respect to the disposition of any proposed waiver.
We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and all applicable SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
Compensation Committee
Our compensation committee currently consists of Ms. Burleson, Mr. Hanish, and Dr. Lammers. Dr. Lammers serves as the chair of our compensation committee. The Board of Directors has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 of the Exchange Act and satisfies the applicable Nasdaq requirements.
The functions of this committee include, among other things:
•reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
•reviewing and approving the compensation and other terms of employment of our executive officers;
•reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•making recommendations to our Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our Board;
•reviewing and making recommendations to our Board regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•approving equity compensation plans and the grant of equity awards not subject to stockholder approval under applicable listing standards;
•overseeing the administration of our employee benefit plans;
•reviewing and assessing the independence of compensation consultants, legal counsel, and other advisors as required by Section 10C of the Exchange Act;
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements, and any other material arrangements for our executive officers;

•reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•monitoring our compliance with the requirements under Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefit;
•preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and
•reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with our Board.
We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Ms. Burleson, Dr. Lammers and Mr. Lieber. Ms. Burleson serves as the chair of our nominating and corporate governance committee. Our Board has determined that each of the members of our nominating and corporate governance committee satisfies the independence requirements of Nasdaq. The functions of this committee include, among other things:
•identifying, reviewing, and making recommendations of candidates to serve on our Board;
•evaluating the performance of our Board, committees of the Board, and individual directors and determining whether continued service on our board is appropriate;
•establishing procedures for nominations by stockholders of candidates for election to the Board;
•evaluating nominations by stockholders of candidates for election to the Board;
•overseeing the self-evaluation process of the Board and each of its committees;
•evaluating the current size, composition, and organization of the Board and its committees and making recommendations to our Board for approvals;
•developing a set of corporate governance policies and principles and recommending to our Board of directors any changes to such policies and principles;
•reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our Board current and emerging corporate governance trends; and
•reviewing periodically the nominating and corporate governance committee charter, structure, and membership requirements and recommending any proposed changes to our Board, including undertaking an annual review of its own performance.

We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
Board and Committee Meeting Attendance
In 2021, our Board held four regularly scheduled meetings. Each of our directors attended 100% of the regularly scheduled meetings either in person or via teleconference. Our Board and its committees meet throughout the year on a set schedule, hold special meetings, and act by unanimous written consent from time to time as appropriate. Our non-management directors meet in regularly scheduled sessions without the presence of management in executive sessions. The lead independent director presides over each such executive session. Our audit committee held four meetings and our compensation committee held one meeting in 2021. Directors are encouraged to attend our annual meeting of stockholders, either via webcast or telephonically.
Code of Ethics
The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers, and directors. The Code of Conduct is available on our website at www.salariuspharma.com. Information contained on or accessible through our website is not a part of this Proxy Statement, and the inclusion of our website address in this Proxy Statement is an inactive textual reference only. The nominating and corporate governance committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers, and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.
We also implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.
Director Nominations
Our Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. Our nominating and corporate governance committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to our Board for nomination or election.
Director Criteria. Our nominating and corporate governance committee has a policy regarding consideration of director candidates recommended by stockholders. Our nominating and corporate governance committee reviews suggestions for director candidates recommended by stockholders and considers such candidates for recommendation based upon an appropriate balance of knowledge, experience, and capability. In addition to considering an appropriate balance of knowledge, experience, and capability, our Board has as an objective that its membership be composed of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, genders, and ethnicities. Our nominating and corporate governance committee selects director candidates based on the candidate possessing relevant market and technological expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, diversity, potential for long-term contribution to the Company’s business, and having the commitment and vision to rigorously represent the long-term interests of the Company’s stockholders. Our nominating and corporate governance committee believes it is appropriate for a majority of the members of our Board to meet the definition of “independent director” under the

Nasdaq rules. Our nominating and corporate governance committee also believes it appropriate for our Chief Executive Officer to participate as a member of our Board.
Prior to each annual meeting of stockholders, our nominating and corporate governance committee first identifies nominees by reviewing the current directors whose terms expire at the annual meeting of stockholders and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of our Board, with respect to the particular talents and experience of its directors. If a director does not wish to continue in service, the nominating and corporate governance committee determines not to nominate the director, or a vacancy is created on our Board as a result of a resignation, an increase in the size of our Board or other event, the nominating and corporate governance committee will consider various candidates for Board membership, including those suggested by members of the nominating and corporate governance committee, by other members of our Board, by any executive search firm engaged by the nominating and corporate governance committee, and by stockholders. A stockholder who wishes to suggest a prospective nominee for our Board should notify our Secretary, any member of the nominating and corporate governance committee, or the persons referenced below in “Communications with our Board of Directors” in writing with any supporting material the stockholder considers appropriate.
Stockholder Nominees. In addition, our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to our Secretary and otherwise comply with the provisions of our bylaws. To be timely, our bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the anniversary of the previous year’s proxy statement provided in connection with the previous year’s annual meeting of stockholders. Information required by our Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Exchange Act and the related rules and regulations under that section.
Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our bylaws and must be addressed to: Secretary, Salarius Pharmaceuticals, Inc., 2450 Holcombe Blvd. Suite X, Houston, TX 77021. You can obtain a copy of our bylaws by writing to the Secretary at this address.
Meetings of Our Independent Directors and Communications with our Board of Directors
During meetings of the Board, the independent directors meet regularly in an executive session without management or management directors present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. The lead independent director presides over the executive sessions as determined by the independent directors at each meeting. Our Board recommends that stockholders and other interested parties initiate communications with our Board, the independent directors, the Chair, or any committee of our Board in writing to the attention of our Secretary, Salarius Pharmaceuticals, Inc., 2450 Holcombe Blvd. Suite X, Houston, TX 77021. This process will assist our Board in reviewing and responding to stockholder communications in an appropriate manner. Our Board has instructed our Secretary to review such correspondence and, at his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for our Board’s consideration such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations, or advertisements.
2021 Director Compensation

The following table sets forth the compensation to our non-employee directors that was paid or accrued by us in 2021 pursuant to the non-employee director compensation policy described above.

Name(1)	Fees Earned or Paid in Cash(2)	All other Compensation	Total
Tess Burleson	$50,000	—	$50,000
Arnold C. Hanish	$50,000	—	$50,000
Paul Lammers	$59,000	—	$59,000
Jonathan Lieber	$41,500	—	$41,500
Bruce J. McCreedy (4)	$30,000	$77,400(3)	$107,400
William K. McVicar	$55,000	—	$55,000
(1)     Mr. Arthur is not included in this table as he is our chief executive officer and receives no extra compensation for his service as a director. The compensation received by Mr. Arthur in his capacity as our chief executive officer is set forth below in the 2021 Summary Compensation Table.
(2)    The amounts listed in this column represent the retainer paid to each director for their service on the board and any committees on which they served during 2021.
(3) Amount shown represents compensation that was earned by Dr. McCreedy for his service as Interim Chief     Science Officer during 2021.
(4) Dr. McCreedy served has our Interim Chief Scientific Officer until March 31, 2021.
Compensation Arrangements
Our non-employee director compensation is comprised of cash compensation and equity compensation. Further, we reimburse all of our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees of the Board.
Generally, our Board believes that the level of director compensation should be based on time spent carrying out Board and committee responsibilities and be competitive with comparable companies. In addition, the Board believes that a significant portion of director compensation should align director interests with the long-term interests of stockholders. The Board makes changes in its director compensation practices only upon the recommendation of the compensation committee, and discussion and approval by the Board.
Our Board, following the compensation committee’s recommendation, has approved the compensation of our non-employee directors, as described below. The compensation of our non-employee directors remains the same as it was in 2020. The compensation committee believes that our non-employee director compensation remains aligned with director compensation practices at our peer companies while considering the ongoing cash constraints of the Company.
Cash Compensation
Our 2020 and 2021 non-employee director cash compensation policy provides that non-employee directors receive a $30,000 annual retainer, with an additional $15,000 annual retainer for the lead independent director, an additional $25,000 annual retainer for the chair of the Board and the following additional retainers for committee services:

Committee	Chair	Member
Compensation Committee	$10,000	$5,000
Nominating and Corporate Governance Committee	$7,500	$4,000
Audit Committee	$15,000	$7,500
Outstanding Equity Awards
The following table provides information regarding the aggregate number of shares subject to outstanding stock options held by non-employee directors as of December 31, 2021:

Name	Number of Shares Subject to Outstanding Stock Options
Tess Burleson	39,000
Arnold C. Hanish	39,000
Paul Lammers	39,000
Jonathan Lieber	33,000
Bruce J. McCreedy	39,000
William K. McVicar	73,385 (1)
(1) Includes 34,385 stock option granted from Flex Pharma, Inc.

EXECUTIVE COMPENSATION
Our “named executive officers” for the year ended December 31, 2021 were:
•David J. Arthur, our President and Chief Executive Officer; and
•Mark J. Rosenblum, our Executive Vice President of Finance and Chief Financial Officer.
Investors are encouraged to read the compensation discussion below under “Narrative Disclosure to Summary Compensation Table” in conjunction with the summary compensation tables and related notes.
Summary Compensation Table
The following table sets forth compensation for services rendered in all capacities to us for the years ended December 31, 2021 and 2020 for our named executive officers.

Name and Principal Position	Year	Salary	Bonus		Option Awards(1)	All Other Compensation	Total
David J. Arthur President and Chief Executive Officer	2020	$340,000	$84,500		$605,535	$106,400	(2)	$1,136,435
	2021	$378,750	$181,800	(6)	$0	$116,205	(3)	$676,755
Mark J. Rosenblum Executive Vice President, Finance and Chief Financial Officer	2020	$265,000	$56,800		$126,273	$72,413	(4)	$520,486
	2021	$278,360	$152,374	(7)	$0	$11,275	(5)	$442,010
(1)We estimated the grant date fair value of stock options using the Black-Scholes option-pricing model computed in accordance with FASB ASC Topic 718. See Note 9 and 8 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021 respectively for the assumptions used in such valuation.
(2)Amount shown represents (i) $11,400 in matching contribution by the Company pursuant to its 401(k) plan and (ii) $95,000 for a onetime payment for past services rendered.
(3)Amount shown represents (i) $11,600 in matching contribution by the Company pursuant to its 401(k) plan and (ii) $104,605 relocation allowance paid in 2021.
(4)Amount shown represents (i) $11,400 in matching contribution by the Company pursuant to its 401(k) plan and (ii) $61,013 for past services rendered.
(5)Amount shown represents matching contribution by the Company pursuant to its 401(k) plan.
(6)Amount shown represents the 2021 annual bonus paid to Mr. Arthur in 2022 which consisted of (i) a cash amount equal to $127,260 and (ii) 139,488 shares of common stock paid in lieu of cash which shares were valued at $54,540.
(7)Amount shown represents (i) the 2021 annual bonus paid to Mr. Rosenblum in 2022 which consisted of (a) a cash amount equal to $69,562 and (b) 76,246 shares of common stock paid in lieu of cash which shares were valued at $29,812; and (ii) a onetime discretionary bonus equal to $53,000 for services rendered in our 2021 fiscal year..
Narrative Disclosure to Summary Compensation Table
In the process of determining compensation for our named executive officers, the compensation committee considers the current financial position of the Company, the strategic goals of the Company, and the performance of each of our named executive officers. The compensation committee previously engaged FW Cooke to perform an independent compensation review and to provide compensation research, analysis and recommendations. In addition, from time to time, the compensation committee considers the various components (described below) of our compensation program for executives in relation to compensation paid by other public companies, compensation data, their historical review of all executive officer compensation, and recommendations from our Chief Executive Officer (other than for his own salary). The compensation committee has the sole authority to select, compensate and terminate its external advisors.
The compensation committee utilizes the following components of compensation (described further below) to strike an appropriate balance between promoting sustainable and excellent performance and discouraging any excessive risk-taking behavior:

•Base Salary;
•Annual Bonuses;
•Annual long-term equity compensation;
•Personal benefits and perquisites; and
•Acceleration and severance agreements tied to changes in control of the Company.
Base Salaries
Our named executive officers receive base salaries as set forth in their respective employment agreements. Each named executive officer is eligible for annual raises subject to review and approval of the compensation committee of the Board. In December, 2021, the compensation committee of the Board approved, and the Board ratified, an increase in Mr. Arthur’s base salary to $500,000, which increase became effective January 1, 2022. Mr. Rosenblum’s base salary was increased to $300,000, with the same effective date.
Annual Bonuses
Target bonuses are reviewed annually and established as a percentage of the executives’ base salaries, generally based upon seniority of the officer and targeted at or near the median of the peer group (with reference to our corporate compensation philosophy) and relevant survey data. Each year, the compensation committee establishes corporate and individual objectives and respective target percentages, taking into account recommendations from our Chief Executive Officer as it relates to executive positions other than the Chief Executive Officer’s compensation. Our Chief Executive Officer’s target bonus is set by the compensation committee to align entirely with our overall corporate objectives. At the end of each fiscal year-end, our Chief Executive Officer provides the compensation committee with a written evaluation showing actual performance as compared to corporate and/or individual objectives, and the compensation committee uses that information, along with the overall corporate performance, to determine what percentage of each executive’s bonus target will be paid out as a bonus for that year. Overall, the compensation committee seeks to establish the corporate and individual functional goals to be highly challenging yet attainable.
Mr. Arthur’s and Mr. Rosenblum’s target bonus’ for both 2021 and 2020 as a percentage of base salary was 50% and 35% respectively.
For our 2021 fiscal year, the general corporate goals approved by the Board (upon recommendation of the compensation committee for purposes of executive compensation) were determined by the compensation committee to have been achieved at a level resulting in 72% of the target bonus amount payable to our Chief Executive Officer, Mr. Arthur, and 76.5% of the target bonus amount payable to Chief Financial Officer, Mr. Rosenblum. In setting the bonus amounts for our 2021 fiscal year, our Compensation Committee approved a framework whereby the employees (including our named executive officers) may elect to receive common stock in lieu of 30% of the their overall bonus. Each employee making such election had their 2021 annual bonus increased by 33% (such amount, the “Grossed-up Bonus”) with such bonus being paid as followed: (i) a number of shares of our common stock equal to (a) 30% of the Grossed-up Bonus, divided by (ii) the closing stock price of our common stock on March 3 , 2022; and (ii) the remainder of the Grossed-up Bonus paid in cash. In accordance with this framework, Mr. Arthur received $127,260 in cash and 139,488 shares of our common stock (in lieu of $54,540) and Mr. Rosenblum received $69,562 in cash and 76,246 shares of our common stock (in lieu of $29,812) for their respective 2021 annual bonuses.
For our 2020 fiscal year, the general corporate goals approved by the Board (upon recommendation of the compensation committee for purposes of executive compensation) were determined by the compensation committee to have been achieved at a level resulting in 50% of the target cash bonus amount payable to our Chief Executive Officer, Mr. Arthur, or $84,500, and 61.3% of the target cash bonus amount payable to Chief Financial Officer, Mr. Rosenblum, or $56,800.
All 2021 and 2020 cash bonus and shares in lieu of cash bonus are reflected in the “2021 Summary Compensation” table above under the column titled “Bonus”.
The target bonus (as a percentage of base salary) for Mr. Arthur for fiscal year 2022 remains unchanged from the 2021 target bonus described above. The target bonus for Mr. Rosenblum for fiscal year 2022 remains unchanged from the 2021 target bonus described above.
Long-Term Equity Compensation
We designed our long-term equity grant program to further align the interests of our executives with those of our stockholders and to reward the executives’ longer-term performance. Historically, the compensation committee has granted stock options, although from time-to-time, to further increase the emphasis on compensation tied to performance, the compensation committee may grant other equity awards as allowed by the Salarius Pharmaceuticals 2015 Equity Incentive Plan. The compensation committee may grant stock options, restricted stock, restricted stock units and similar equity awards permitted under our plans based on its judgment as to whether the complete compensation packages to our executives, including prior equity awards, are appropriate and sufficient to retain and incentivize the executives and whether the grants balance long-term versus short-term compensation. The compensation committee also considers our overall performance as well as the individual performance of each of our named executive officers, the potential dilutive effect of restricted stock awards, the dilutive and overhang effect of the equity awards, and recommendations from the Chief Executive Officer (other than with respect to his own equity awards).
Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant.
For the years ended December 31, 2021 and 2020, our Chief Executive Officer was awarded zero and 674,584 stock options, respectively, and our Chief Financial Officer was awarded zero and 159,955 stock options , respectively. See below under “Outstanding Equity Awards at December 31, 2021” for more information.
Personal Benefits and Perquisites
All of our executives are eligible to participate in our employee benefit plans, including medical, dental, vision, life insurance, short-term and long-term disability insurance, flexible spending accounts, 401(k), and an Employee Stock

Purchase Program. These plans are available to all full-time employees. In keeping with our philosophy to provide total compensation that is competitive within our industry, we offer limited personal benefits and perquisites to executive officers. You can find more information on the amounts paid for these perquisites to or on behalf of our named executive officers in our 2021 Summary Compensation Table.
Nonqualified Deferred Compensation
None of our named executive officers participates in or has account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Outstanding Equity Awards
The following table presents certain information concerning equity awards held by our named executive officers as of December 31, 2021:

Name	Option Grant Date	Number of securities underlying unexercised options that are exercisable	Number of securities underlying unexercised options that are unexercisable	Option exercise Price	Option expiration date
David J. Arthur	9/10/2019	16,875	13,125(1)	$8.00	9/10/2029
	3/23/2020	26,250	33,750(1)	$0.61	3/22/2030
	7/14/2020	120,269	219,315(2)	$1.32	7/13/2030
	12/2/2020	68,750	206,250(2)	$0.74	12/1/2030

Mark J. Rosenblum	9/10/2019	10,692	8,316(1)	$8.00	9/10/2029
	3/23/2020	13,125	16,875(1)	$0.61	3/22/2030
	7/14/2020	17,692	32,263(2)	$1.32	7/13/2030
	12/2/2020	20,000	60,000(2)	$0.74	12/1/2030

(1)Represents options of which 25% will become exercisable on the one-year anniversary with the remainder becoming exercisable in equal 1/12th installments on the last day of each calendar quarter thereafter.
(2)Represents options of which 25% will become exercisable on the one-year anniversary with the remainder becoming exercisable in equal 1/36th installments on the last day of each calendar month thereafter.
Employment Agreements
Below are descriptions of the employment agreements with our named executive officers. The agreements with our current executive officers generally provide for at-will employment and set forth the executive officer’s initial base salary and eligibility for employee benefits. Furthermore, each of our executive officers has executed a form of our standard proprietary information and inventions assignment agreement.
David J. Arthur
We are party to that certain Amended and Restated Executive Employment Agreement with David J. Arthur, our Chief Executive Officer (the “Arthur Agreement”). Under this employment agreement, Mr. Arthur is entitled to an annual base salary of $315,000, such salary which became effective on December 15, 2018. Mr. Arthur is also eligible to participate in, subject to applicable eligibility requirements, all of our benefits plans and fringe benefits and programs that may be provided to our executives from time to time. Mr. Arthur’s employment agreement also contains a non-compete provision for a period of one year following the termination of his employment agreement, under which Mr. Arthur may not perform services for another entity in the specific area of the Company’s development or recruit or solicit our employees or other service providers. In July 2020, the compensation committee of the Board approved an increase in Mr. Arthur’s base salary to $365,000 which increase became effective immediately. In December 2020, the compensation committee of the Board approved an increase in Mr. Arthur’s base salary to $380,000, which increase became effective February 1, 2021. In December 2021 Mr. Arthur’s base salary was increased to $500,000, which increase became effective January 1, 2022.
Mark J. Rosenblum
On April 24, 2020, we entered into an Executive Employment Agreement with Mark J. Rosenblum, its Executive Vice President of Finance and Chief Financial Officer (the “Rosenblum Agreement”). Under the Rosenblum Agreement, Mr. Rosenblum is entitled to an annual base salary of $265,000. Mr. Rosenblum is also eligible to participate in, subject to applicable eligibility requirements, all of our benefits plans and fringe benefits and programs that may be provided to our executives from time to time. In February 2021, Mr. Rosenblum’s base salary was increased to $279,575, which increase became effective February 1, 2021. In December 2021 Mr. Rosenblum’s base salary was increased to $300,000, which increase became effective January 1, 2022.
Additional Narrative Disclosure: Termination-Based Compensation
Both the Arthur Agreement and the Rosenblum Agreement (the “Employment Agreements”) provide that, so long as the applicable executive executes a release and settlement agreement with the Company, and subject to applicable withholdings, he would be entitled to receive a cash severance and an amount for premium payments under COBRA. Under the Arthur Agreement, the cash severance equal to 12 months under the Arthur Agreement and if Mr. Arthur elects continuation coverage under COBRA or state law equivalent or enrollment in an individual marketplace, we will pay Mr. Arthur an amount equal to the 12 months’ worth of total premium payments (or until the date the executive secures reasonably comparable coverage with another employer, if sooner). Under the Rosenblum Agreement, the cash severance equal to 9 months and if Mr. Rosenblum elects continuation coverage under COBRA or state law equivalent or enrollment in an individual marketplace, we will pay him an amount equal to the 9 months’ worth of total premium payments (or until the date the executive secures reasonably comparable coverage with another employer, if sooner). These payments to Mr. Arthur and Mr. Rosenblum are required to be made upon the following termination events:
•In the event we or a successor entity terminates the executive’s employment for any reason other than a termination for Cause, or in connection with death, a permanent disability, or our dissolution; and

•In the event that, within the 18-month period following a Change in Control of the Company or a successor entity terminates the executive’s employment for any reason other than a termination for Cause or in connection with death, a permanent disability, or the Company’s dissolution, or if the executive terminates his employment for Good Reason.
The following definitions have been adopted in the Employment Agreements:
“for Cause” shall be determined by the board of managers by a majority vote (not including such employee with respect to an event related to him) and shall mean:
•any material breach, which is not cured within 30 days after written notice thereof, of the terms of the applicable Employment Agreement by the executive, or the failure of the executive to diligently and properly perform his duties, or the executive’s failure to achieve the objectives specified by the board of managers;
•the executive’s misappropriation or unauthorized use of the tangible or intangible property of the Company, or any other similar agreement regarding confidentiality, intellectual property rights, non-competition or non-solicitation;
•any material failure to comply with company policies or any other policies and/or directives of the board of managers, which failure is not cured within 30 days after written notice thereof, provided that no cure period is available for a failure to comply with policies related to harassment, unlawful discrimination, retaliation or workplace violence;
•the executive’s use of illegal drugs or any illegal substance, or alcohol in any manner that materially interferes with the performance of his duties under the applicable Employment Agreement;
•any dishonest or illegal action (including, without limitation, embezzlement) or any other action by the executive which is materially detrimental to the interest and well-being of the Company, including, without limitation, harm to its reputation;
•the executive’s failure to fully disclose to us any material conflict of interest he may have in a transaction between the Company and any third party which is materially detrimental to the interest and well-being of the Company; or
•any adverse action or omission by the executive which would be required to be disclosed pursuant to public securities laws or which would limit the ability of us or our affiliates to sell securities under any Federal or state law or which would disqualify us or our affiliates from any exemption otherwise available to it.
“Good Reason” means the occurrence of any of the following actions taken by us without the executive’s consent, but only if (a) the executive informs us within 90 days of its occurrence that an event constituting Good Reason has occurred (b) we fail to cure the event within 90 days of such notice, and (c) the executive terminates his employment within 6 months of the initial occurrence:
•for a period of twelve months immediately following a Change of Control, or the “Post-COC Period”, his salary, bonus or equity are reduced or diminished, or his duties and responsibilities or position are reduced or diminished to less than an executive “C” level position (Chief Officer of the company in some significant policy making or implementing capacity); and as to Mr. Rosenblum, if at any time his salary, bonus or equity are reduced or diminished, or his duties and responsibilities or position are reduced or diminished to less than an executive “C” level position;
•any time after the Post-COC Period, the executive’s salary, bonus or equity are reduced or diminished, or his duties and responsibilities or position are reduced when compared to his duties and responsibilities immediately prior to Change of Control;
•we materially breaches our obligations under the applicable Employment Agreement; or
•the executive is required to relocate by more than 50 miles outside the extraterritorial jurisdiction of Houston, Texas.
“Change in Control” means (i) a financing transaction or any transaction designed to raise money for our continuing operations or any sale, exchange, transfer, or issuance, or related series of sales, exchanges, transfers, or issuances, of our equity units by us or any holder thereof, in which the holders of our equity units immediately prior to such transaction or event no longer hold beneficial ownership of at least fifty percent (50%) of our outstanding equity units immediately after any such transaction or event; or (ii) a significant transaction involving the out-licensing of our lead clinical asset, a sale of substantially all of our assets, or our liquidation or dissolution.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2021:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Equity Stock Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by stockholders(1)	1,597,972	$2.75	1,169,616
Equity compensation plans not approved by stockholders	—	—	—
Total	1,597,972	$2.75
(1) Represents options outstanding that were issued or remain available under the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 31, 2022 regarding the number of shares of common stock and the percentage of common stock, beneficially owned by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our directors;
•each of our named executive officers; and
•all our current executive officers and directors as a group.
The percentage ownership is based on 46,697,194 shares of common stock outstanding on March 31, 2022. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options or warrants or other securities that are either immediately exercisable or exercisable or vest within 60 days March 31, 2021. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants, or securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Salarius Pharmaceuticals, Inc., 2450 Holcombe Blvd., Suite X, Houston, TX 77021.

	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding cla

Named Executive Officers and Directors:

David J. Arthur (1)	553,637	1.2%
Mark J. Rosenblum (2)	188,428	*
Tess Burleson(3)	47,700	*
Arnold C. Hanish(4)	61,700	*
Jonathan Lieber(5)	33,000	*
Paul Lammers(6)	45,974	*
Bruce J. McCreedy(7)	56,400	*
William K McVicar(8)	90,785	*
All current executive officers and directors as a group (8 persons) (9)	1,077,624	2.3%

*     Represents beneficial ownership of less than 1%.
(1)Represents (i) 249,674 shares of common stock, (ii) 301,788 shares of common stock subject to options that are exercisable within 60 days of March 31, 2022 and (iii) 2,175 warrants to purchase shares of common stock.

(2)Represents (i) 110,319 shares of common stock and (ii) 78,109 shares of common stock subject to options that are exercisable within 60 days of March 31, 2022.
(3)Includes (i) 4,350 shares of common stock, (ii) 39,000 shares of common stock subject to options that are exercisable within 60 days of March 31, 2022, and (iii) 4,350 warrants to purchase shares of common stock.
(4)Includes (i) 18,350 shares of common stock, (ii) 39,000 shares of common stock subject to options that are exercisable within 60 days of March 31, 2022, and (iii) 4,350 warrants to purchase shares common stock.
(5)Includes 33,000 shares of common stock subject to options that are exercisable within 60 days of March 31, 2022.
(6)Includes (i) 6,974 shares of common stock and (ii) 39,000 shares of common stock subject to options that are exercisable within 60 days of March 31, 2022.
(7)Includes (i) 8,700 shares of common stock, (ii) 39,000 shares of common stock subject to options that are exercisable within 60 days of March 31, 2022, and (iii) 8,700 warrants to purchase shares of common stock.
(8)Includes (i) 8,700 shares of common stock, (ii) 73,385 shares of common stock subject to options that are exercisable within 60 days of March 31, 2022, and (iii) 8,700 warrants to purchase shares of common stock.
(9)Includes (i) 407,067 shares of common stock, (ii)642,282. shares of common stock subject to options that are exercisable within 60 days of March 31, 2022, and (iii) 28,275 warrants to purchase shares of common stock that are held by our executive officers and directors as a group.

CERTAIN RELATED-PERSON TRANSACTIONS
The following includes a summary of transactions since January 1, 2021 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under “Executive Compensation.”
Employment Agreements
We have entered into employment agreements and offer letter agreements with certain of our executive officers. See “Executive Compensation.”
DeuteRX Transaction
On January 12, 2022, we entered into an Acquisition and Strategic Collaboration Agreement (the “ASCA”), with DeuteRx, LLC, a Delaware limited liability company (the “DeuteRx”), pursuant to which DeuteRx agreed to sell, and we agreed to purchase certain assets of DeuteRx, including the development product previously referred to as DRX-164 (collectively, the “Purchased Assets”). Dr. McVicar, a member of our Board, serves as a consultant to DeuteRx and is employed by an affiliate of DeuteRx.
The Purchased Assets were purchased for an aggregate purchase price of $1,500,000 and the delivery of one million (1,000,000) shares of our common stock. We also agreed to pay to DeuteRx (i) milestone payments upon the occurrence of certain events and (ii) royalty payments.
Equity Awards to Executive Officers and Non-Employee Directors
We have granted equity awards to our executive officers and certain of our non-employee directors. For a description of options granted to our named executive officers and non-employee directors, see the section titled “Executive Compensation—Outstanding Equity Awards.”
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Certificate of Incorporation and Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Policies and Procedures for Transactions with Related Persons
We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to us as an employee, consultant, or director are not considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of the proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our Board) for review. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors, and certain significant stockholders. In considering related person transactions, our audit committee considers the relevant available facts and circumstances, which may include, but not limited to:
•the risks, costs, and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties.
Our audit committee will approve only those transactions that it determines are fair to us and in our best interests.

AUDIT COMMITTEE REPORT
The following report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The audit committee is a committee of the Board comprised solely of independent directors as required by the listing standards of Nasdaq and rules and regulations of the SEC. The audit committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent registered public accountants and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls as set forth in a written charter adopted by the Board, which is available on the Company’s website at http://www.salariuspharma.com. The composition and responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The audit committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent registered public accountants. In this context, the audit committee has met and held discussions with management and the independent registered public accountants. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.
The audit committee has discussed with the independent registered public accountants matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and approved by the SEC. In addition, the independent registered public accountants provided to the audit committee the written disclosures and letter from the independent registered public accountants as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the audit committee concerning independence and has discussed such accountants’ independence from the Company and its management.
The audit committee has discussed with management the procedures for selection of consultants and fully considered whether those services provided by the independent registered public accountants are compatible with maintaining such accountants’ independence. The audit committee has discussed with the Company’s management and its independent registered public accountants, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the audit committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

In additional, the audit committee has selected Ernst & Young LLP as independent accountants to audit our books, records and accounts and our subsidiaries for the fiscal year ending December 31, 2022.

Respectfully submitted,

Mr. Arnold C. Hanish, Chair
Ms. Tess Burleson
Mr. Jonathan Lieber

PROPOSAL 1

ELECTION OF DIRECTORS
Directors and Nominees
Our Board consists of seven (7) directors which are divided into three classes: Class I, Class II, and Class III. Each class has a three-year term.
Our Board, upon the recommendation of the nominating and corporate governance committee, has selected Arnold Hanish and William McVicar as nominees for election as Class I directors at the Annual Meeting. If elected at the Annual Meeting, these directors would serve until the annual meeting of stockholders to be held in 2025 or until they resign, are removed, or their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by our Board to fill the vacancy.
Biographical information and the attributes, skills and experience of each nominee that led our Governance and Nominating Committee and Board to determine that such nominee should serve as a director are discussed in the “Directors and Executive Officers” section of this proxy statement and is incorporated into this section by reference.
Required Vote
Directors are elected by a majority of the voting power of shares present and entitled to vote at the meeting or represented by proxy. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.
OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ARNOLD HANISH AND WILLIAM MCVICAR AS CLASS I DIRECTORS OF THE COMPANY.

PROPOSAL 2
APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
General
Our Board has unanimously approved and is recommending that our stockholders approve a proposed amendment to our Certificate of Incorporation in substantially the form attached hereto as Annex A (the “Certificate of Amendment”), to effect a reverse stock split of all of our outstanding shares of common stock by one of several fixed ratios between 1-for-5 and 1-for-30 (the “Reverse Stock Split”), with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split to be determined by our Board, in its sole discretion and without further action by the Company’s stockholders. The following table contains approximate information relating to our common stock immediately following the reverse stock split under certain possible exchange ratios, based on share information as of March 31, 2022 (all share numbers are rounded down to the nearest whole share):

		Giving Effect to Reverse Stock Split at Ratio of:
	Prior to Reverse Stock Split	1-for-5	1-for-10	1-for-15	1-for-25	1-for-30
Authorized shares of Common Stock	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Outstanding shares of Common Stock	46,697,194	9,339,439	4,669,719	3,113,146	1,867,888	1,556,573
Shares of common stock issuable upon exercise of outstanding options and warrants	10,785,198	2,157,040	1,078,520	719,013	431,408	359,507
Shares of common stock reserved for issuance under the Company’s Equity Incentive Plan and Employee Stock Purchase Plan	1,369,900	273,980	136,990	91,327	54,796	45,663
By approving the Reverse Stock Split, stockholders will be approving the Reverse Stock Split at a specific ratio within the range described above as determined by the Board, as it determines to be in the best interest of the Company’s stockholders. The Board believes that stockholder approval of the range of reverse stock split ratios (as opposed to approval of a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purpose of a reverse stock split, as discussed below, and therefore is in the best interests of the Company and its stockholders.
If the stockholders approve the Reverse Stock Split, and our Board decides to implement it, the Reverse Stock Split will become effective as of a date and time to be determined by the Board that will be specified in the Certificate of Amendment (the “Effective Time”). If the Board does not decide to implement the Reverse Stock Split within twelve months from the date of the Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.
The Reverse Stock Split will be realized simultaneously for all outstanding common stock. The Reverse Stock Split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the

Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as further described below. The Reverse Stock Split will not change the par value of our common stock or the number of authorized shares of common stock. The Reverse Stock Split will also affect outstanding stock options, restricted stock awards, time-based and performance-based restricted stock units and other stock-based awards, as described in “Principal Effects of Reverse Stock Split on Stock Plans and Equity Awards Thereunder” below.
Reasons for the Reverse Stock Split
Our Board is seeking stockholder approval of the Reverse Stock Split with the primary intent of increasing the price of our common stock in order to meet the Nasdaq’s minimum price per share criteria for continued listing on that exchange. Our common stock currently is publicly traded and listed on the Nasdaq Capital Market under the symbol “SLRX.” On November 16, 2021, we received a notification letter from the Nasdaq Listing Qualifications Staff notifying us that the closing bid price for our common stock had been below $1.00 for the previous 30 consecutive business days and that we therefore are not in compliance with the minimum bid price requirement for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification provided us a compliance period of 180 calendar days, or until May 16, 2022, in which to regain compliance. To regain compliance, the closing bid price of our common stock must be at least $1.00 or higher for a minimum of ten consecutive business days, and in such case, Nasdaq will provide us with written confirmation of compliance. If we do not regain compliance by May 16, 2022, we may be eligible for an additional 180 calendar days, provided that we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, except the bid price requirement, and that we provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period. If we are not eligible or it appears to Nasdaq that we will not be able to cure the deficiency during the second compliance period, Nasdaq will provide written notice to us that our common stock will be subject to delisting. Our Board’s principal reason for seeking approval of the Reverse Stock Split is to establish a mechanism for the price of our common stock to meet Nasdaq’s minimum bid price requirement.
In addition to addressing this Nasdaq listing matter, we believe that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. A reverse stock split could allow a broader range of institutions to invest in our common stock (including investors that, as a matter of policy, avoid or are prohibited from buying stocks that are priced below a certain per share price threshold), potentially increasing the liquidity of our common stock. A reverse stock split could help increase interest in our stock from analysts and brokers as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing or trading in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. The presence of these factors may be adversely affecting the pricing of our common stock as well as its trading liquidity.
Further, we believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the Reverse Stock Split successfully increases the per share price of our common stock, we believe this increase will enhance our ability to attract and retain employees and service providers.

We believe the decrease in the number of shares of our outstanding common stock and the anticipated increase in the price per share as a consequence of the Reverse Stock Split will encourage greater interest in our common stock by the financial community, business development partners and the investing public, help us attract and retain employees and other service providers, and possibly promote greater liquidity for our stockholders with respect to those shares presently held by them.
However, the possibility also exists that liquidity may be adversely impacted by the reduced number of shares which would be outstanding if the Reverse Stock Split is completed, particularly if the price per share of our common stock begins a declining trend after the implementation of the Reverse Stock Split.
Determination of Reverse Stock Split Ratio
Our Board believes that stockholder adoption of several fixed reverse stock split ratios, as opposed to adoption of a single reverse stock split ratio, provides maximum flexibility to achieve the purposes of the Reverse Stock Split and, therefore, is in the best interests of the Company and its stockholders. In determining which of the approved fixed ratios to implement following the receipt of stockholder approval, the Board (or any authorized committee of the Board) may consider, among other things, factors such as:
•the historical trading price and trading volume of our common stock;
•the number of shares of our common stock outstanding;
•the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
•the continued listing requirements of the Nasdaq Stock Market; and
•prevailing general market and economic conditions.
The Board reserves the right to elect to abandon the Reverse Stock Split (including all of the fixed reverse stock split ratios), notwithstanding stockholder approval thereof, if our Board determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. In making such determination, our Board will take into account certain factors including the expected trading prices for our common stock, actual or forecasted results of operations and the likely effect of such results on the market price of our common stock, as well as the factors described in the above paragraph.
Reverse Stock Split Amendment
If the Reverse Stock Split is approved, the text currently constituting the first sentence of Article IV.A of our Certificate of Incorporation shall be amended and restated in its entirety to read as follows:
“This Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 110,000,000 shares. 100,000,000 shares shall be Common Stock, each having a par value of $0.0001. 10,000,000 shares shall be Preferred Stock, each having a par value of $0.0001.
Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, each [_] shares of

Common Stock issued and outstanding (or held by the Company in treasury) immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Company’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (i) the fraction of one share owned by the stockholder by (ii) the closing price per share of the Common Stock as reported on the Nasdaq Capital Market or other principal market of the Common Stock, as applicable, as of the date of the Effective Time (as such price may be adjusted to give effect to the Reverse Stock Split). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”
The Certificate of Amendment attached hereto as Annex A reflects the changes that will be implemented to our Certificate of Incorporation if the Reverse Stock Split is approved.
Principal Effects of the Reverse Stock Split

By approving this proposal, stockholders will approve the Reverse Stock Split which would combine a specific number of shares of common stock into one share. The Certificate of Amendment to be filed with the Secretary of State of the State of Delaware would include only that number determined by the Board to be in the best interests of the Company and its stockholders. In accordance with these resolutions, the Board will not implement any amendment providing for a different reverse stock split ratio than those specified in this Proposal 2.
As explained above, the Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders receiving a cash payment in lieu of owning a fractional share, as further described in the section titled “Fractional Shares” below. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company’s continuing obligations under the periodic reporting requirements of the Exchange Act. Following the Reverse Stock Split, our common stock will continue to be listed on the Nasdaq Capital Market under the ticker symbol “SLRX,” although it would receive a new CUSIP number.
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates
If the Reverse Stock Split is approved by the Company’s stockholders, and if at such time the Board still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the Reverse Stock Split to be implemented. The Reverse Stock will become effective as of the Effective Time. The Board will determine the exact timing of the filing of the Certificate of Amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders. If the Board does not decide to implement the Reverse Stock Split within twelve months from the date of the Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

Except as described below under the sections titled “Fractional Shares” and “Principal Effects of Reverse Stock Split on Stock Plans and Equity Awards Thereunder,” at the Effective Time, each whole number of issued and outstanding pre-Reverse Stock Split shares that the Board has determined will be combined into one post-Reverse Stock Split share (based on the Board’s final selection of the fixed ratio to be applied) will, automatically and without any further action on the part of our stockholders, be combined into and become one share of common stock, and each certificate which, immediately prior to the Effective Time represented pre-Reverse Stock Split shares, will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.
Fractional Shares
No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record at the Effective Time of the Reverse Stock Split who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares not evenly divisible by the number of pre-Reverse Stock Split shares for which each post-Reverse Stock Split share is to be exchanged, will, in lieu of a fractional share, be entitled, upon surrender to the exchange agent of certificate(s) representing such pre-Reverse Stock Split shares (except as described below under “—Book-Entry Shares”), to a cash payment, without interest, in lieu thereof. The cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices (as adjusted to reflect the Reverse Stock Split) of our common stock, as reported on the Nasdaq Stock Market, during the ten consecutive trading days ending on the trading day that is the second day immediately prior to the date on which the Reverse Stock Split becomes effective.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive Book-Entry Shares such funds may have to seek to obtain them directly from the state to which they were paid. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.
If the Reverse Stock Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-Reverse Stock Split shares of our common stock owned in book-entry form.
Certificated Shares
As soon as practicable after the Effective Time of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-Reverse Stock Split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-Reverse Stock

Split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Anti-Takeover and Dilutive Effects
The number of authorized shares of our common stock will not be diluted as a result of the reverse stock split. The common stock and preferred stock that is authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate of Amendment would continue to give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or regulations. The Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued common stock or preferred stock to impede a takeover attempt.
Except for the Company’s obligation to issue common stock upon the exercise of outstanding options and warrants or the conversion of our outstanding shares of preferred stock, we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to the reverse stock split at this time, and we have not allocated any specific portion of the authorized number of shares to any particular purpose.
Certain Risks Associated with the Reverse Stock Split
We cannot predict whether the Reverse Stock Split will increase the market price per share of our common stock proportionately with the ratio of the combination. The market price of our common stock may also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. Further, there are a number of risks associated with the Reverse Stock Split, including:
• Although the Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines or policies of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our common stock. As a result, the trading liquidity of the shares of our common stock may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.
• The liquidity of our common stock may be harmed by the Reverse Stock Split given the reduced number of shares of common stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not proportionately increase as a result of the Reverse Stock Split.
• The Reverse Stock Split could be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the shares of our common stock. Consequently, the market price per post-Reverse Stock Split share may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of the Reverse Stock Split. Accordingly, the total market capitalization of our shares of common stock following the Reverse Stock Split could be lower than the total market capitalization before the Reverse Stock Split.

• A reverse stock split would increase our number of authorized but unissued shares of stock. We could use the shares that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. We may seek additional financing in the future.
Principal Effects of Reverse Stock Split on Stock Plans and Equity Awards Thereunder
Pursuant to the terms of the Company’s 2015 Equity Incentive Plan and Employee Stock Purchase Plan and the agreements governing equity awards thereunder, the Board or a committee thereof, as applicable, will adjust the number of shares of common stock available for future grant, the number of shares of common stock underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Stock Plans to equitably reflect the effects of the Reverse Stock Split. With respect to any such outstanding equity awards, the contemplated equitable adjustments will result in approximately the same aggregate exercise price being required to be paid under such stock options, and approximately the same value of shares of common stock being delivered upon exercise, vesting or settlement of such awards immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. Any fractional shares that would otherwise result from the Reverse Stock Split adjustments described above with respect to outstanding equity awards will be eliminated through rounding or as otherwise determined by the Board or a committee thereof in accordance with the terms of such Stock Plans and award agreements thereunder.

Accounting Matters
The Reverse Stock Split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged at the Effective Time of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the Reverse Stock Split that the Board decides to implement, the stated capital component will be reduced proportionately based upon the Reverse Stock Split and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. Immediately after the Reverse Stock Split, the per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. All historic share and per share amounts in our financial statements and related footnotes will be adjusted accordingly for the Reverse Stock Split.
Effect on Par Value
The amendment to our Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.0001 per share.
Dividends
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. While the timing, declaration and payment of any future dividends to holders of our common stock fall within the discretion of our Board and will depend on our operating results, earnings, financial condition, the capital requirements of our business and other factors, our Board expects that the amount of future dividends, if any, would be adjusted accordingly to reflect the Reverse Stock Split.

No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
No Dissenters’ Appraisal Rights
Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Certificate of Amendment to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following summary describes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary does not address all of the U.S. federal income tax consequences that may be relevant to any particular holder of our common stock, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, “qualified foreign pension funds,” partnerships (or other entities classified as partnerships for U.S. federal income tax purposes) and investors therein, “U.S. holders” (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons subject to the alternative minimum tax, persons who acquired our common stock through the exercise of employee stock options or otherwise as compensation, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. This summary does not address the Medicare tax on net investment income or the effects of any state, local or foreign tax laws.
Each holder of our common stock should consult its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.
If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.
U.S. Holders. The discussion in this section is addressed to “U.S. holders”. A “U.S. holder” is a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia or a trust or estate the income of which is subject to U.S. federal income taxation regardless of its source. The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to a cash payment from the exchange agent in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered. A U.S. holder who receives a cash payment from the exchange agent in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to the fractional share of our common stock. The capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.
U.S. holders that have acquired different blocks of our common stock at different times or at different prices are urged to consult their tax advisors regarding the allocation of their aggregate adjusted basis among, and the holding period of, our common stock.
U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of a cash payment from the exchange agent in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split, unless a U.S. holder is an exempt recipient. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 24%) on the payment of this cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Non-U.S. Holders. The discussion in this section is addressed to “non-U.S. holders”. A non-U.S. holder is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or other entity classified as a partnership for U.S. federal income tax purposes). Generally, except as described below with respect to a cash payment from the exchange agent in lieu of fractional shares, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. Any gain recognized with respect to a cash payment received from the exchange agent in lieu of a fractional share will not be subject to U.S. federal income tax unless (i) the gain is effectively connected with the conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a non-U.S. holder’s permanent establishment in the United States), (ii) with respect to non-U.S. holders who are individuals, the non-U.S. holder is present in the United States for 183 days or more in the relevant taxable year and certain other conditions are met or (iii) the gain is subject to tax pursuant to the “FIRPTA” rules discussed below. A non-U.S. holder described in (i) above will be subject to tax on such gain in the same manner as if such non-U.S. holder were a United States person as described in the Code, and, if such non-U.S. holder is a corporation, such gain may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in (ii) above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on such gain, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We do not believe that we are or will become “United States real property holding corporation” for U.S. federal income tax purposes.
If we are, or have been at any time during the shorter of (i) the five-year period preceding the recognition of any gain with respect to any cash payment received in lieu of a fractional share of our common stock (as described below) and (ii) a non-U.S. holder’s holding period for its common stock (such shorter period, the “relevant period”), a “United States real property holding corporation,” a non-U.S. holder may be subject to U.S. federal income tax and/or withholding tax under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) with respect to any cash payment received in lieu of a fractional share of our common stock. Specifically, except as described below, a non-U.S. holder would generally be subject to U.S. federal income tax on any gain recognized with respect to such cash payment in the same manner as if such non-U.S. holder were a United States person as described in the Code (unless an applicable income tax treaty provides otherwise), although a non-U.S. holder that is a corporation would not be subject to the “branch profits tax” described above on any such gain. In addition, except as described below, a 15% withholding tax may apply to the cash payment received, although the payment would generally be exempt from such withholding tax if the common stock held by the non-U.S. holder is of a class that is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market (such as the Nasdaq Capital Market, where our common stock is currently listed). Furthermore, the non-U.S. holder would generally be required to file a U.S. federal income tax return for the taxable year in which the gain is realized and subject to U.S. federal income tax as a result of our status as a “United States real property holding corporation.”
Notwithstanding the foregoing discussion, a non-U.S. holder will be exempt from U.S. federal income and withholding tax on any cash payment received in lieu of a fractional share of our common stock if (i) at any time during the calendar year, any class of our common stock is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market (such as the Nasdaq Capital Market, where our common stock is currently listed) and (ii) (x) if the common stock held by the non-U.S. holder is “regularly traded” on an established securities market, the non-U.S. holder does not actually or constructively own, and has not actually or constructively owned at any time during the relevant period, more than 5% of such regularly traded class of common stock or (y) if the common stock held by the non-U.S. holder is not “regularly traded” on an established securities market, on the date that the non-U.S. holder acquired such common stock it had a fair market value less than or equal to 5% of the fair market value of the regularly traded class of common stock.
Non-U.S. holders should consult their own tax advisors about how the FIRPTA rules would apply to them.
U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to payment of cash from the exchange agent in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.
Interests of Directors and Executive Officers
Our Directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock and equity awards granted to them pursuant to the Stock Plans.

Reservation of Right to Abandon Reverse Stock Split
We reserve the right to not file the Certificate of Amendment and to abandon any Reverse Stock Split (including all of the fixed reverse stock split ratios) without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment, even if the authority to effect these amendments is approved by our stockholders at the Annual Meeting. By voting in favor of the Reverse Stock Split (including each of the fixed reverse stock split ratios), you are expressly also authorizing the Board to delay, not proceed with, and abandon, the Reverse Stock Split (including all of the fixed reverse stock split ratios) and the Certificate of Amendment if it should so decide, in its sole discretion, that such actions are in the best interests of our stockholders.
Vote Required
In accordance with our Certificate of Incorporation and Delaware law, the affirmative vote of a majority of our shares of common stock issued and outstanding as of the Record Date will be required to approve the amendment to our Certificate of Incorporation pursuant to the Certificate of Amendment to effect the Reverse Stock Split at the discretion of the Board. Abstentions and broker non-votes, if any, will thus count as votes “AGAINST” the amendment to our Certificate of Incorporation to effect the Reverse Stock Split.
Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then “FOR” the amendment to our Certificate of Incorporation pursuant to the Certificate of Amendment to effect the Reverse Stock Split at the discretion of the Board.
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK.

PROPOSAL 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
Our executive compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk taking. Stockholders are encouraged to read the Executive and Director Compensation section of this Proxy Statement for a more detailed discussion of how our compensation programs reflect our objectives.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is advisory, which means that the vote on executive compensation is not binding on us, our board of directors or the compensation committee of the board of directors. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers as a whole, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we will ask our stockholders to vote for the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Our audit committee, which is composed entirely of non-employee independent directors, has selected Ernst & Young LLP as independent accountants to audit our books, records, and accounts and our subsidiaries for the fiscal year ending December 31, 2022. Our Board has endorsed this appointment. Ratification of the selection of Ernst & Young LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, our Board and the audit committee will reconsider whether or not to retain Ernst & Young LLP, but may retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may change the appointment at any time during the year if it determines that such change would be in our best interests the best interests of our stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
Current Independent Registered Public Account Firm Fees
The following table presents fees from professional audit services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the audit of our annual financial statements (including services performed for Flex Pharma) for the years ended December 31, 2021 and 2020, and fees billed for other services rendered by Ernst & Young LLP during those period as set forth below:

	Years Ended December 31,
Services Provided	2021	2020
Audit fees (1)	$ 220,000	$ 196,000
Audit-related fees (2)	15,400	-
Tax fees (3)	-	1,800
All other fees (4)	136,500	90,000
Total	$371,900	$ 287,800

(1)    Consists of fees billed for professional services rendered for the audit of our annual financial statements and services provided in connection with our registration statements.
(2)    Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements that are not reported under “audit fees.”
(3)    Consists of fees billed for tax compliance, tax advice, tax planning and tax return preparation.
(4)    Consists of fees billed for services, other than those described above under Audit fees and Tax fees.
Audit Committee Pre-Approval Policies and Procedures

Our audit committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the audit committee pre-approves both the type of services to be provided by Ernst & Young LLP and the estimated fees related to these services.
During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with SEC rules and regulations.
Throughout the year, our audit committee reviews for any revisions to the estimates of audit and non-audit fees initially approved. Required Vote
In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.
Required Vote
Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the voting power of the shares present and voting at the Annual Meeting. Abstentions are not considered votes cast and, therefore, will have no effect on the voting outcome. If your shares are held in street name, your broker or agent has discretionary authority to vote shares held through it in the absence of your instruction regarding how your shares should be voted. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

OTHER MATTERS
Your board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you intend to attend the Annual Meeting, we urge you to vote by telephone or the Internet.
Householding of Proxy Materials
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding and you would like to have separate copies of proxy materials mailed to you, please submit a request to our Secretary at 2450 Holcombe Blvd., Suite X, Houston, TX 77021 and we will promptly send you what you have requested. You can also contact our Secretary at the above address if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
Stockholder Proposals for the 2023 Annual Meeting
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by [●], to our Secretary at 2450 Holcombe Blvd., Suite X, Houston, TX 77021. If you wish to submit any other motion related to business proposed to be brought before next year’s annual meeting of stockholders, you must provide the specified information required by our Bylaws to our Secretary at 2450 Holcombe Blvd., X, Houston, TX 77021 not more than 120 days nor less than 90 prior to the first anniversary of the date the proxy statement was provided to our stockholders in connection with the 2022 annual meeting of stockholders; however, if the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the 2022 annual meeting of stockholders, notice by the stockholder must be received by our Secretary not later than the close of business on the later of (i) the 90th day prior to 2023 annual meeting of stockholders and (ii) the 10th day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is publicly given. You are also advised to review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.
Other Business
Our Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you intend to attend the Annual Meeting, we urge you to vote by Internet or telephone.

By order of the Board of Directors,
Houston, TX
[●], 2022	/s/ David J. Arthur
David J. Arthur President and Chief Executive Officer

ANNEX A

CERTIFICATE OF AMENDMENT TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
SALARIUS PHARMACEUTICALS, INC.
Salarius Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Laws (the “DGCL”), does hereby certify as follows:
FIRST: The name of the Corporation is Salarius Pharmaceuticals, Inc., and the Corporation was originally incorporated pursuant to the DGCL on February 26, 2014 (as subsequently amended, the “Certificate of Incorporation”), under the name Flex Pharma, Inc.
SECOND: Article IV.A of the Certificate of Incorporation is amended and restated in its entirety to read as follows:
This Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 110,000,000 shares. 100,000,000 shares shall be Common Stock, each having a par value of $0.0001. 10,000,000 shares shall be Preferred Stock, each having a par value of $0.0001.
Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, each [_] shares of Common Stock issued and outstanding (or held by the Company in treasury) immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Company’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (i) the fraction of one share owned by the stockholder by (ii) the closing price per share of the Common Stock as reported on the Nasdaq Capital Market or other principal market of the Common Stock, as applicable, as of the date of the Effective Time (as such price may be adjusted to give effect to the Reverse Stock Split). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.
THIRD: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth this amendment to the Certificate of Incorporation.
FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed on its behalf, by David Arthur, its President and Chief Executive Officer, on [ ].

SALARIUS PHARMACEUTICALS, INC.

By: ________________________________
Name: David Arthur
Title: President and Chief Executive Officer

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

As a stockholder of Salarius Pharmaceuticals, Inc. you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM ET on June 14, 2022.

As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at http://www.web.viewproxy.com/slrx/2022 using your Virtual Control Number below. Your registration must be received by 11:59 PM CT on June 15, 2022. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Please have your Virtual Control Number with you during the meeting in order to vote.Further instructions on how to attend and vote at the Annual Meeting are contained in the Proxy Statement .

VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit Virtual Control Number ready when voting by Internet or telephone

INTERNET

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Shares by Phone: Call 1 (866) 402-3905

Use any touch-tone telephone to vote your shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage paid envelope provided.